Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Athira Pharma, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)(2)		Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the 2020 Employee Stock Purchase Plan	457 (c) and 457(h)	373,790	(3)	$8.85	(4)	$ 3,309,069.42	$0.0000927	$307.76
Equity	Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the 2020 Equity Incentive Plan	457 (c) and 457(h)	1,868,953	(5)	$10.42	(6)	$ 19,465,145.50	$0.0000927	$ 1,804.42

Total			2,242,743				$ 22,774,215		$2,111.18

Total Fee Offsets									$—
Net Fee Due									$2,111.18

(1)

Represents shares of common stock, par value $0.0001 per share (“Common Stock”) of Athira Pharma, Inc. (the “Registrant”) available for issuance pursuant to awards granted pursuant to the Registrant’s 2020 Employee Stock Purchase Plan (the “2020 ESPP”) and 2020 Equity Incentive Plan (the “2020 Plan”). In addition, Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the 2020 ESPP or 2020 Plan by reason of an event such as any stock split, stock dividend, recapitalization or similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)	For the sole purpose of calculating the registration fee, the amount to be registered under this Registration Statement has been broken down into two subtotals.
(3)

Represents an automatic annual increase on January 1, 2022 to the number of shares of the Registrant’s common stock reserved for issuance under the 2020 ESPP pursuant to an “evergreen” provision contained in the 2020 ESPP. Pursuant to such provision, the number of shares of the Registrant’s common stock available for issuance under the 2020 ESPP is subject to an annual increase on the first day of each fiscal year by an amount equal to the least of (i) 646,000 shares of common stock, (ii) one percent (1%) of the outstanding shares of all classes of the Registrant’s common stock on the last day of the immediately preceding fiscal year or (iii) such other number of shares as the Registrant’s board of directors may determine as of no later than the last day of the Registrant’s immediately preceding fiscal year.

(4)

Estimated in accordance with Rules (c) and (h) of Rule 457 under the Securities Act solely for the purposes of calculating the registration fee on the basis of 85% of  $10.42 per share, which represents the average of the high and low price per share of the Registrant’s Common Stock on March 21, 2022, as reported on The Nasdaq Global Market. Pursuant to the

2020 ESPP, the purchase price of the shares of the Registrant’s Common Stock reserved for issuance thereunder will be 85% of the lower of the fair market value of the Common Stock on the first trading day of the offering period or on the last day of the offering period.

(5)

Represents an automatic annual increase on January 1, 2022 to the number of shares of the Registrant’s common stock reserved for issuance under the 2020 Plan pursuant to an “evergreen” provision contained in the 2020 Plan. Pursuant to such provision, the number of shares of the Registrant’s common stock available for grant and issuance under the 2020 Plan is subject to an annual increase on the first day of each fiscal year by an amount equal to the least of (i) 3,230,000 shares of common stock, (ii) five percent (5%) of the outstanding shares of all classes of the Registrant’s common stock as of the last day of the immediately preceding fiscal year or (iii) such number of shares as the Registrant’s board of directors may determine no later than the last day of the Registrant’s immediately preceding fiscal year.

(6)

Estimated in accordance with Rules 457(c) and (h) of the Securities Act solely for purposes of calculating the registration fee on the basis of $10.42 per share, which represents the average of the high and low prices of the Registrant’s Common Stock on March 21, 2022, as reported on The Nasdaq Global Market.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Off-set Claims
Fee Off-set Sources